As filed with the Securities and Exchange Commission on May 29, 2015.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2379388
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 2900 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Superior Energy Services, Inc. Amended and Restated 2013 Stock Incentive Plan

(Full title of the plan)

William B. Masters

Executive Vice President and General Counsel

Superior Energy Services, Inc.

1001 Louisiana Street, Suite 2900

Houston, Texas 77002

(713) 654-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Kelly C. Simoneaux

Jones Walker LLP

201 St. Charles Avenue, Suite 5100

New Orleans, Louisiana 70170-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock (par value $0.001 per share)
Amended and Restated 2013 Stock Incentive Plan	6,850,000 shares (2)	—	—	—
Total Shares	6,850,000 shares (2)	$22.765(3)	$155,940,250(3)	$18,121

(1)	Upon a stock split, stock dividend, or similar transaction in the future during the effectiveness of this Registration Statement and involving our Common Stock, the number of shares registered shall be automatically increased to cover the additional securities in accordance with Rule 416(a) under the Securities Act of 1933.
(2)	Represents the number of additional shares of Common Stock reserved for issuance pursuant to the Amended and Restated 2013 Stock Incentive Plan. 8,000,000 shares issuable pursuant to the 2013 Stock Incentive Plan were previously registered on Registration Statement 333-189130.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, based on the average of the high and low price per share of our Common Stock on the New York Stock Exchange on May 26, 2015.

INCORPORATION BY REFERENCE

On June 6, 2013, Superior Energy Services, Inc., a Delaware corporation (the “Company”), registered 8,000,000 shares of its Common Stock, $0.001 par value per share, to be offered and sold to participants under the Superior Energy Services, Inc. 2013 Stock Incentive Plan, as amended from time to time (the “Plan”) pursuant to the Registration Statement on Form S-8 (File No. 333-189130). The Plan was amended by the Company’s stockholders on May 22, 2015, in part to increase the number of shares available for issuance under the Plan by 6,850,000 shares of Common Stock. This Registration Statement is being filed pursuant to General Instruction E to Form S-8 (Registration of Additional Securities) to register such additional 6,850,000 shares of Common Stock that may be offered or sold to participants under the Plan.

The contents of the Registration Statement on Form S-8 (File No. 333-189130) with respect to 8,000,000 shares of the Company’s Common Stock are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

5.1	Opinion of Jones Walker LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Ryder Scott Company, L.P.

23.3	Consent of Netherland, Sewell & Associates, Inc.

23.4	Consent of Jones Walker LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in the signature pages of this Registration Statement).

99.1	Superior Energy Services, Inc. Amended and Restated 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on May 28, 2015).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 29, 2015.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ David D. Dunlap
David D. Dunlap

President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor, or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David D. Dunlap	President, Chief Executive Officer and Director (Principal Executive Officer)	May 29, 2015
David D. Dunlap

/s/ Robert S. Taylor Robert S. Taylor	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer) (Principal Accounting Officer)	May 29, 2015

/s/ Terence E. Hall	Chairman of the Board and Director	May 29, 2015
Terence E. Hall

/s/ Harold J. Bouillion	Director	May 29, 2015
Harold J. Bouillion

/s/ James M. Funk	Director	May 29, 2015
James M. Funk

/s/ Peter D. Kinnear	Director	May 29, 2015
Peter D. Kinnear

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/s/ Michael M. McShane	Director	May 29, 2015
Michael M. McShane

/s/ W. Matt Ralls	Director	May 29, 2015
W. Matt Ralls

/s/ Justin L. Sullivan	Director	May 29, 2015
Justin L. Sullivan

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EXHIBIT INDEX

Exhibit Number	Description of Exhibits

5.1	Opinion of Jones Walker LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Ryder Scott Company, L.P.

23.3	Consent of Netherland, Sewell & Associates, Inc.

23.4	Consent of Jones Walker LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in the signature pages of this Registration Statement).

99.1	Superior Energy Services, Inc. Amended and Restated 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on May 28, 2015).

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